MINUTES OF THE BOARD OF DIRECTORS

OF

SMART VENTURES, INC.

A NEVADA CORPORATION

The undersigned Directors, being all the Directors of Smart Ventures, Inc., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, and waives all notice or other meeting requirements.

A telephone meeting of the Board of Directors of Smart Ventures Inc. (the “Corporation”), was held on August 25th, 2008 at 11:00 a.m. Eastern Standard Time.

Directors participating in the meeting were: Jamie Bond and Nadir Walji

The Board unanimously resolved the following:

RESOLVED: that the resignation of Nadir Walji of Vancouver, BC as a director and officer of the corporation be accepted with regret, effective immediately.

RESOLVED: that Lance Larsen be appointed President and CEO and a Director to fill the vacancy created by the resignation of Mr. Walji.

RESOLVED: that the head office of the corporation and its principal place of business be changed and moved to 55 Harvest Wood Way, NE, Calgary, Alberta, Canada.

Dated: this 25th day of August, 2008

The undersigned, being all the Directors of Smart Ventures, Inc, waives the required notice of meeting and consents to all actions taken hereby. Additionally, execution of this resolution is acceptable in counterparts in accordance with the Company’s By-Laws.

/s/ Lance Larsen

Nadir Walji, Secreta                                Lance Larsen,

                                                                 President, Chief Executive Officer and Director.

/s/ Jamie Bond

Jamie Bond,

Secretary Treasurer and Director